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                                                                    EXHIBIT 10.1

                               APACHE CORPORATION
                             INCOME CONTINUANCE PLAN
                 (AS AMENDED AND RESTATED EFFECTIVE MAY 3, 2001)


The Company desires to provide income continuance benefits to the following groups of its employees in case there is a change of control affecting the Company, for the reasons indicated:

                  (i) Those 40 years of age and older, a protected class under federal and state age discrimination laws, because it has been determined that they typically have more difficulty in finding new employment than younger persons;

                  (ii) Those who have been continuously employed by the Company for 10 years or more, because they have demonstrated their personal commitment to the success of the Company;

                  (iii) Those whose special skills, experience or potential justify their inclusion in order to acquire or retain their services; and

                  (iv) Those who are officers of the Company.

The Company adopted this Plan on January 10, 1986 in order to protect the income and other employee benefits of the Company's Employees and in order to induce the Employees to remain in the employ of the Company for the ultimate benefit of the Company and its shareholders.

The Plan is intended to create a binding legal relationship between the Company and each Employee, and a copy of the Plan together with applicable conditions will be given to each Employee.

Section 1. Definitions.

         (a) "Base Compensation" shall mean the total of all compensation, including wages, salary, and any other incentive compensation, bonuses, commissions and non-salary and non-wage cash compensation, which was paid as consideration for the Employee's service during the year immediately preceding the Termination Date, or which would have been so paid at the Employee's usual rate of compensation if the Employee had worked a full year.

         (b) "Benefit Period" shall mean a period commencing on the Termination Date of the Employee and ending 24 months thereafter.

         (c) "Change of Control" shall mean the event occurring when a person, partnership or corporation together with all persons, partnerships or corporations acting in concert with each person, partnership or corporation, or any or all of them, acquires


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more than 20% of the Company's outstanding voting securities; provided that a
Change of Control shall not occur if such persons, partnerships or corporations acquiring more than 20% of the Company's voting securities is solicited to do so by the Company's board of directors, upon its own initiative, and such persons, partnerships or corporations have not previously proposed to acquire more than 20% of the Company's voting securities in an unsolicited offer made either to the Company's board of directors or directly to the stockholders of the Company.

         (d) "Company" shall mean Apache Corporation, a Delaware corporation, whose headquarters is in Houston, Texas, and, unless the context indicates otherwise, its wholly-owned subsidiaries and affiliates. "Affiliate" shall mean any and all entities in which the Company shall have a 75% ownership interest of the shares having voting power for the election of directors.

         (e) "Effective Date" shall mean the date on which a Change of Control takes place.

         (f) "Employee" shall mean each regular exempt or non-exempt employee of the Company on the Effective Date or the Termination Date who:

                  (i) is 40 years of age or older; or

                  (ii) has been continuously employed by the Company for 10 years or more; or

                  (iii) has been designated by the Board of Directors as having special skills, experience or potential which warrant extension of the Plan to them; or

                  (iv) is an officer of the Company.

         (g) "Plan" shall mean the Income Continuance Plan of the Company, as amended.

         (h) "Termination Date" shall mean:

                  (i) if termination is by the Company or its successor, the date on which an authorized written or oral statement is conveyed to the Employee indicating that the Employee's employment is terminated; or

                  (ii) if termination is by the Employee, the date on which the Employee delivers a written notice to the Company or its successor advising of termination of employment.


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Section 2. Effective Date of Plan.

The income protection benefits described in this Plan shall come into effect only if the employment of an Employee is terminated on or after the Effective Date.

Section 3. Termination of Employment.

The employment of an Employee shall be deemed to have been terminated within the meaning of this Plan if one of the following events occur:

         (a) the Company or its successor terminates the employment of an Employee for any reason on or after the Effective Date, unless the termination results from an act of the Employee that is materially detrimental to the best interests of the Company or its successor and the act constitutes common law fraud, a felony or a gross malfeasance of duty; or

         (b) the Employee, on his own volition, terminates the employment relationship on or after the Effective Date due to changed circumstances occurring on or after the Effective Date, which are adverse to the best interest of the Employee, including without limitation:

                  (i) a significant change in the title, duties, authority or compensation of the Employee; or

                  (ii) the assignment of the Employee to a regular work place which is more than 50 miles distant from the Employee's regular work place on the Effective Date.

Section 4. Income Protection Benefits.

During the Benefit Period, the Company or its successor shall pay and provide to the Employee the following income continuation and fringe benefits:

         (a) A monthly payment on or about the fifteenth day of each month (or, in the case of the initial payment, as soon thereafter as is reasonably practicable), which shall equal 1/12 of the Base Compensation of the Employee; provided, that such payments may be accelerated in accordance with the terms of any arrangement adopted by the Company to fund the Company's obligations hereunder; and provided further, that

                  (i) For an Employee other than an officer of the Company whose continuous service with the Company on the Termination Date is less than 48 months, the Benefit Period shall be reduced to 1/2 the number of months of the Employee's continuous service; and

                  (ii) The Benefit Period for an Employee can be extended to the full Benefit Period term of 24 months, if the Board of Directors by majority vote concludes it is reasonably required in order to induce an individual to


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         accept employment with the Company, or in order to retain an existing
         Employee of the Company.

         (b) Continued comparable health and life insurance benefits as of the Effective Date at no increase in cost to the Employee; and

         (c) All expenses, including attorneys' fees, which may be incurred by the Employee in enforcing the Employee's rights against the Company or its successor under this Plan, whether or not the Employee is successful.

The foregoing payments and benefits shall be paid and provided to the Employee by the Company or its successor whether or not they are deductible by the Company or its successor for federal or state income tax purposes. In case of death of an Employee during the Benefit Period, all payments and benefits hereunder which have not yet been paid shall be paid to the beneficiary designated by the Employee. If the Employee has failed to designate a beneficiary, such payments and benefits shall be paid to the Employee's surviving spouse or, if there is no surviving spouse, to the Employee's estate.

Section 5. Terms of Plan; Termination.

This Plan is terminable at any time by the majority vote of the Board of Directors of the Company or its successor upon six months' prior written notice delivered to all Employees, provided that the Company or its successor shall be prohibited from delivering notice of termination of the Plan during the two year period immediately subsequent to the Effective Date.

Section 6. Amendment.

This Plan can be amended at any time by the Company on the following conditions:

         (a) No amendment shall be adopted by the Company or its successor subsequent to the Effective Date.

         (b) Immediately after adopting any amendment, the Company shall provide to Employees a written statement of this Plan, as amended, and no amendments shall be effective as to any Employee, until the Employee has received the statement. An Employee will be deemed to have received the written statement of the Plan if it is delivered in person or after 48 hours of dispatch by mail or other suitable means of delivery to the last known address of the Employee.

Section 7. Other Plans and Contracts.

It is the intention of the Company that the benefits provided for in this Plan are in addition to, and not in lieu of any other rights, privileges or benefits to which the Employee may now or hereafter be entitled under any contract, arrangement, plan or other policy applicable to any Employee with the Company or any other employer.


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Section 8. Applicable Law.

This Plan shall be interpreted to have been made in the State of Texas and the laws of the State of Texas shall control.

Dated May 3, 2001.




                                        APACHE CORPORATION

ATTEST:

/s/ Cheri L. Peper                  By: /s/ Jeffrey M. Bender
-----------------------------           ----------------------------------------
Cheri L. Peper                          Jeffrey M. Bender
Corporate Secretary                     Vice President



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